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                                                                   EXHIBIT 10.25

                  GLOBAL MASTER LEASE AND FINANCING AGREEMENT

This Global Master Lease and Financing Agreement (together with Schedule 1, this "Global Agreement", and together with the Addenda for those countries listed on
Schedule 1 attached to and made a part of this agreement, this "Agreement"), dated as of November 22, 2000, is by and between Compaq Financial Services Corporation ("we", "us" or "our") and Digital Island, Inc. ("you" or "your"), and can be identified by Global Agreement Number 100909.

1.  MASTER AGREEMENT; AFFILIATES; SCHEDULES; COUNTRY SPECIFIC TERMS.

(a) Master Agreement. This Agreement states the general terms and conditions upon which in any country listed on Schedule 1 in which we can do leasing and/or financings we or Lessor Affiliates (as defined in paragraph (b) below) will (a) lease to you or Lessee Affiliates (as defined in paragraph
     (b) below) and you or Lessee Affiliates will lease from us items of tangible equipment ("Hardware"), copies of computer software programs owned or licensed by us ("Software") or both (such Hardware and Software collectively, "Equipment"), and (b) provide financing to you or Lessee Affiliates for software program license fees, maintenance fees, fees for other services and other one-time charges ("Financed Items") you or Lessee Affiliates desire to finance under this Agreement.

(b) Affiliates. You understand and agree that we or any subsidiary corporation, or any affiliate corporation that is controlled or owned by, or is under common control or ownership with, us (individually, a "Lessor Affiliate" and, collectively, "Lessor Affiliates") may, as a lessor, execute Schedules (as defined in paragraph (c) below) under this Agreement, in which event the terms and conditions of the applicable Schedule and this Agreement as it relates to the lessor under such Schedule will be binding upon and will inure to the benefit of us or such Lessor Affiliate signing such Schedule as lessor, as well as any successors or assigns of such lessor. We understand and agree that you or any subsidiary corporation, or any affiliate corporation that is controlled or owned by, or is under common control or ownership with, you (individually, a "Lessee Affiliate" and, collectively, "Lessee Affiliates"), may enter into Leases and/or Financings (each as defined in paragraph (c) below) under and subject to the terms and conditions of this Agreement by executing a Schedule incorporating this Agreement by reference. In the case of such a Schedule executed by a Lessee Affiliate, such Lessee Affiliate will be deemed, for purposes of that Schedule, to be "you" under this Agreement as it relates to the lessee under such Schedule. You now unconditionally guarantee to us the full and prompt payment, observance and performance when due of all obligations of all Lessee Affiliates (collectively, "Guaranteed Obligations"), whether now existing or later arising, under all such Schedules. This guarantee is absolute, continuing, unlimited and independent and will not be affected, diminished or released for any reason. You waive (i) diligence, presentment, demand for payment, protest or notice of any Lessee Default (as defined in Section 19) or nonperformance by any Lessee Affiliate, (ii) notice of waivers or indulgences given to you or any Lessee Affiliate, and any extensions, renewals or amendments to any Fundamental Agreement, Lease or Financing, and (iii) all defenses, offsets and counterclaims against us, any right to the benefit of any security or statute of limitations, and any requirement that we proceed first against a Lessee Affiliate or any collateral security. Until the Guaranteed Obligations have been paid and performed in full, you will not have any right of subrogation.

(c) Schedules. If we and you agree to a lease of particular Equipment ("Lease") and/or financing of particular Financed Items ("Financing"), each item of Equipment and/or Financed Item will be described on a Schedule, which Schedule will incorporate this Agreement by reference. "Schedule" means, unless the context otherwise requires, (a) in the case of a Lease or Financing commenced
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     pursuant to Section 2.B, a Schedule executed by you and us pursuant to
     Section 2.B(a), and (b) in the case of a Lease or Financing commenced pursuant to Section 2.C, prior to your execution and delivery to us of a Consolidating Schedule pursuant to Section 2.C(e) relating to that Lease or Financing, the applicable APA Acceptance Certificate together with the applicable Advance Pricing Agreement, and from and after your execution and delivery to us of a Consolidating Schedule pursuant to Section 2.C(e) relating to that Lease or Financing, the Consolidating Schedule. Each Schedule will constitute a separate Lease and/or Financing. If specific terms of a Schedule conflict with the terms of this Agreement, the provisions of the Schedule will control.

(d) Country Specific Terms. We and you agree that this Agreement will govern Leases and Financings in the countries listed on Schedule 1 and that the terms and conditions in the Addendum for a particular country are unique to that country and apply only to Schedules where the Equipment is located and/or the Financed Items are delivered to you in that country. If you and we agree, additional countries may be added to Schedule 1. Each reference in this Global Agreement to a Schedule or Schedule in the form of Exhibit A, an Advance Pricing Agreement or Advance Pricing Agreement in the form of Exhibit B, a Consolidating Schedule or Consolidating Schedule in the form of Exhibit C, an Acceptance Certificate or Acceptance Certificate in the form of Exhibit D, or an APA Acceptance Certificate or APA Acceptance Certificate in the form of Exhibit E, is a reference to that document in the form attached to the applicable country Addendum.

2.  COMMENCEMENT.

     A. STANDARD PROCEDURE AND FUNDING CONSOLIDATION PROCEDURE. You may enter into Leases or Financings or both with us using the Standard Procedure or the Funding Consolidation Procedure. A Lease or a Financing is entered into using the "Standard Procedure" when you and we execute a completed Schedule in the form of Exhibit A. If you and we wish to enter into Leases or Financings or both using the "Funding Consolidation Procedure", you and we must first execute an Advance Pricing Agreement in the form of Exhibit B.

     B.   STANDARD PROCEDURE AND ADJUSTMENTS.

     (a) If a completed Schedule in the form of Exhibit A is signed by you and us, and an Acceptance Certificate in the form of Exhibit D accepting Equipment or Financed Items described in that Schedule is executed by you and delivered to us, we agree to:

          (i) purchase any Equipment described in that Schedule and that Acceptance Certificate and enter into a Lease of that Equipment with you; and

          (ii) fund any Financed Items described in that Schedule and that Acceptance Certificate and enter into a Financing of those Financed Items with you.

     (b) We have no obligation to purchase any Equipment or fund any Financed Items unless we have received an Acceptance Certificate in respect of that Equipment or those Financed Items, respectively, executed by you before the Pricing Expiration Date specified in the Schedule.

     (c) Each Lease and/or Financing evidenced by a Schedule is a separate Lease and/or Financing transaction.

     (d) The provisions of a Schedule will prevail over the provisions of this Agreement to the extent of any inconsistency between them.

     (e) If the total cost of Equipment and/or Financed Items detailed in the final invoice from the relevant Supplier (the "Final Invoice Amount") is different from the Total Cost specified in the relevant Schedule, we may amend the Total Cost and the Rent payments in the Schedule to take account of the Final Invoice Amount.

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     (f)  If the Final Invoice Amount exceeds the estimated Total Cost by more than 5%, we must obtain your written approval before making any adjustments to the Schedule. If you do not give your approval to the proposed adjustments within 15 days of our request, then the affected Schedule will terminate. On the termination of that Schedule, you will be responsible for all obligations arising under the applicable Purchase Documents (as defined in Section 6), including the obligation to purchase Equipment and fund Financed Items.

     (g) If the description of Equipment and Financed Items in a Schedule differs from the description of the Equipment and the Financed Items in the related Acceptance Certificate, we may amend the Schedule to conform the description of the Equipment and the Financed Items in the Schedule to the description set out in the Acceptance Certificate.

     (h) All references in this Agreement and any Schedule to Total Cost, Rent (as defined in Section 4), Equipment and Financed Items must be read as references to Total Cost, Rent, Equipment and Financed Items as adjusted in accordance with this Section 2.B.

     C.   FUNDING CONSOLIDATION PROCEDURE.

     (a) If an Advance Pricing Agreement in the form of Exhibit B is signed by you and us, we agree, subject to the provisions of Section 2.C(b), to:

     (i) purchase Equipment of the type described in the Advance Pricing Agreement and enter into Leases of that Equipment with you; and

     (ii) fund Financed Items of the type described in the Advance Pricing Agreement and enter into Financings of the Financed Items with you.

     (b) We are not required to purchase Equipment or fund Financed Items under an Advance Pricing Agreement if:

     (i) the purchase or funding would result in the Amount Available specified in that Advance Pricing Agreement being exceeded; or

     (ii) a Lessee Default has occurred and is continuing under this Agreement or in respect of any Lease or Financing; or

     (iii) you have failed to comply with your obligation to supply financial statements under Section 2.C(j); or

     (iv) in our sole opinion, a material adverse change in your financial or operating condition has occurred since the date of your last financial statements delivered to us before the execution of the Advance Pricing Agreement; or

     (v) we have not received during the Commitment Period specified in that Advance Pricing Agreement an APA Acceptance Certificate in the form of Exhibit E accepting that Equipment or those Financed Items which has been executed by you.

     (c) Until you have executed and delivered a Consolidating Schedule to us, each Lease or Financing entered into under Section 2.C(a) evidenced by an APA Acceptance Certificate executed and delivered by you and accepted by us will: (i) be governed by the terms of this Agreement, the applicable Advance Pricing Agreement and applicable APA Acceptance Certificate; and
     (ii) constitute a separate Lease or separate Financing, as the case may be.

     (d) If the provisions of an APA Acceptance Certificate are inconsistent with the provisions of an Advance Pricing Agreement or this Agreement, then the provisions of the APA Acceptance Certificate will prevail to the extent of the inconsistency. If the provisions of an Advance Pricing Agreement are inconsistent with the provisions of this Agreement, then the provisions of the Advance Pricing Agreement will prevail to the extent of the inconsistency.

     (e) All Leases and Financings commenced during a Consolidation Period specified in an Advance Pricing Agreement must be consolidated into a Consolidating Schedule in the form of Exhibit C in accordance with Sections 2.C(f) and 2.C(g).

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     (f)  We will deliver a Consolidating Schedule to you at the end of each
     Consolidation Period. You must execute and return a correct and complete Consolidating Schedule to us within 15 days of receiving it.

     (g)  When you have executed and returned a Consolidating Schedule to us:

     (i) the Consolidating Schedule supersedes the Advance Pricing Agreement and each related APA Acceptance Certificate executed during the applicable Consolidation Period in respect of all Leases and Financings entered into during such Consolidation Period;

     (ii) all Leases and Financings entered into during the applicable Consolidation Period will be consolidated into one Lease and one Financing and that Lease and Financing will be governed by the Consolidating Schedule; and

     (iii) if there is any inconsistency between the provisions of this Agreement and the provisions of Consolidating Schedule, the provisions of the Consolidating Schedule will prevail to the extent of the inconsistency.

     (h) If you do not comply with your obligations under Section 2.C(f) within 15 days of notice from us, we may exercise our rights under Section 20 of this Agreement at any time. Any delay or failure by us to exercise those rights does not operate as a waiver of those rights.

     (i) Until you execute and deliver a Consolidating Schedule to us, Rent is payable in accordance with the applicable Advance Pricing Agreement and APA Acceptance Certificates.

     (j) At all times during which an Advance Pricing Agreement is effective, you must deliver to us your quarterly and annual financial statements no later than 60 days after the end of each of your fiscal quarters or 120 days after the end of each of your fiscal years, as applicable. The annual financial statements supplied under this clause must be audited by an independent auditor reasonably acceptable to us.

3.   ACCEPTANCE; INITIAL TERM AND TERM; AUTOMATIC EXTENSION.

     (a) Acceptance. As soon as reasonably practicable after Equipment and, if applicable, related Financed Items, are delivered to you, you agree to inspect them to determine if they are in good working order or otherwise acceptable to you. On the date that you have completed such inspection, you will unconditionally and irrevocably accept all Equipment under a Lease and, if applicable, all related Financed Items subject to a Financing (the "Acceptance Date"). You will evidence that acceptance by executing and delivering to us a properly completed Acceptance Certificate in the form of Exhibit D where the Lease or Financing is effected using the Standard Procedure, or APA Acceptance Certificate in the form of Exhibit E where the Lease or Financing is effected using the Funding Consolidation Procedure, as soon as practicable after a satisfactory inspection is capable of being completed, or, where you only enter into a Financing without also entering into a Lease, on or before the date on which we make funds available to the Seller of that Financed Item to pay for that Financed Item or to you to reimburse you for your payment of that Financed Item ("Funding Date").

     (b) Initial Term of Leases and Term of Financings. The Initial Term of each Lease and, if applicable, the Term of any related Financing stated in and evidenced by a Schedule will begin on the Acceptance Date of the Equipment subject to that Lease and will continue for the period described in the applicable Schedule; the Term of each Financing stated in and evidenced by a

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     Schedule that is unrelated to any Lease will begin on the Acceptance Date for the related Financed Items and will continue for the period described in the applicable Schedule.

     (c) Automatic Extension of Lease Terms. As an accommodation to Lessee, Lessor agrees to use its best efforts to provide written notice to Lessee one hundred twenty (120) days prior to the expiration of the Initial Term that an End-of-Term notice is due, provided, however, that the failure of Lessor to provide Lessee with said notice shall not be deemed to have relieved Lessee of any of its obligations or liabilities under this Agreement. The Initial Term and any renewal term you and we may have agreed to will be automatically extended for successive one month periods, unless either party gives the other party sixty days prior written notice that it intends to terminate the Lease at the end of the Initial Term, at the end of the applicable renewal term or during the month-to-month automatic extension period. For each calendar month that the Initial Term or applicable renewal term is automatically extended under this Section 3(c), you will pay Rent on a monthly basis in an amount equal to the monthly Rent payment in effect immediately prior to the extension (or the appropriate pro rata portion of the Rent payment then in effect in the case of Rent otherwise payable other than on a monthly basis), and all other provisions of this Agreement will continue to apply. Notwithstanding any of the provisions of this Section 3 to the contrary, if any Lessee Default or Potential Lessee Default has occurred and is continuing at any time during the last 90 days of the then applicable term of any Lease, we may cancel any renewal term or automatic extension of the then applicable term immediately upon written notice to you. Upon a termination, the Equipment then subject to such Lease must be returned to us in accordance with
     Section 8 of this Agreement.

4. RENT; LATE CHARGES; ADVANCE RENT. As rent for the Equipment under any Lease and as payment of principal and interest under any Financing (in either case, "Rent"), you agree to pay the amounts specified in the applicable Schedule on the due dates specified in the applicable Schedule. You agree to pay us interest on any Rent payment or other amount due under this Agreement that is not paid within 10 days of its due date, at the Overdue Rate set forth in the relevant Schedule (or the lesser rate that is the maximum rate allowable under applicable law). You will pay to us, with respect to each Lease or Financing, the Rent to be paid by you in advance of the Acceptance Date for the related Equipment ("Advance Rent"), if any, specified in the applicable Schedule. Any payment of Advance Rent will be credited against the first Rent payment payable by you under the applicable Schedule and any excess Advance Rent will be credited, without interest, against the last Rent payment(s) payable by you with respect to the Initial Term of the applicable Lease and/or the Term of the applicable Financing. Advance Rent will be refunded to you without interest only if we decline to sign the applicable Schedule. All payments to us under any Schedule will be made in the currency and sent to our local address specified in that Schedule.

5.   LEASES AND FINANCINGS NON-CANCELABLE; NET LEASES; WAIVER OF DEFENSES TO
PAYMENT.   IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT EACH LEASE AND
FINANCING UNDER THIS AGREEMENT WILL BE NON-CANCELABLE AND THAT EACH LEASE UNDER THIS AGREEMENT IS A NET LEASE (/I.E./, AMONG OTHER THINGS, YOU PAY, IN ADDITION TO RENT, THE TAXES, INSURANCE AND MAINTENANCE CHARGES RELATING TO THE EQUIPMENT THAT IS THE SUBJECT OF SUCH LEASE). YOU AGREE THAT YOU HAVE AN ABSOLUTE AND UNCONDITIONAL OBLIGATION TO PAY ALL RENT AND OTHER AMOUNTS WHEN DUE. YOU ARE NOT ENTITLED TO ABATE OR REDUCE RENT OR ANY OTHER AMOUNT DUE, OR TO SET OFF ANY
CHARGE AGAINST ANY SUCH AMOUNT.   YOU HEREBY WAIVE ANY RECOUPMENT, CROSS-CLAIM,
COUNTERCLAIM OR ANY OTHER DEFENSE AT LAW

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OR IN EQUITY TO ANY RENT PAYMENT OR OTHER AMOUNT DUE WITH RESPECT TO ANY LEASE
OR FINANCING, WHETHER ANY SUCH DEFENSE ARISES OUT OF THIS AGREEMENT, ANY SCHEDULE, ANY CLAIM BY YOU AGAINST US, OUR ASSIGNEES OR SUPPLIER (AS DEFINED IN
SECTION 7), OR OTHERWISE (OTHER THAN THE DEFENSE OF ACCORD AND SATISFACTION). IF THE EQUIPMENT OR ANY FINANCED ITEM IS NOT PROPERLY INSTALLED, DOES NOT OPERATE OR INTEGRATE AS REPRESENTED OR WARRANTED BY SUPPLIER OR FAILS OR IS UNSATISFACTORY FOR ANY REASON WHATSOEVER, YOU WILL MAKE ANY CLAIM ON ACCOUNT OF THOSE ISSUES SOLELY AGAINST SUPPLIER AND WILL NEVERTHELESS PAY ALL SUMS DUE WITH RESPECT TO EACH LEASE AND EACH FINANCING.

6. ASSIGNMENT OF PURCHASE DOCUMENTS. You assign to us all of your right, title and interest in and to (a) the Equipment described in each Schedule, and
(b) any purchase order, contract, bill of sale, license agreement, invoice and/or other documents that you have, at any time, approved, agreed to be bound by or entered into with any Supplier of such Equipment relating to such
Equipment (the "Purchase Documents").   Such assignment of the Purchase
Documents is an assignment of rights only; nothing in this Agreement will be deemed to have relieved you of any obligation or liability under any of the Purchase Documents, except that, as between you and us, we agree to pay for the Equipment within 15 days after your delivery to us of a properly completed and signed Acceptance Certificate (or APA Acceptance Certificate) and all other documentation reasonable necessary to establish your acceptance of such Equipment under the related Lease. You represent and warrant that you have reviewed and approved the Purchase Documents. In addition, if we request you will deliver to us an assignment of purchase order or other similar document reasonably acceptable to both parties by which the seller of Equipment and provider of Financed Items specified in the applicable Schedule ("Seller") acknowledges and provides any required consent to such assignment. For the avoidance of doubt, you covenant and agree that you will at all times during the aggregate term of each Lease (including any renewal term(s) or automatic extension(s)) ("Total Term") comply with the terms of any license agreement relating to any Equipment leased under that Lease. IT IS ALSO SPECIFICALLY UNDERSTOOD AND AGREED THAT NEITHER SUPPLIER NOR ANY SALESPERSON OF SUPPLIER IS OUR AGENT, NOR ARE THEY AUTHORIZED TO WAIVE OR ALTER ANY TERMS OF THIS AGREEMENT OR ANY SCHEDULE.

7. ASSIGNMENT OF SUPPLIER WARRANTIES. To the extent permitted, we assign to you, for the Total Term of any Lease, all Equipment warranties provided by any Seller and manufacturer or licensor of such Equipment, individually and collectively, and the Seller of Financed Items ("Supplier") in the applicable Purchase Documents. You will have the right to take any action you deem appropriate to enforce such warranties provided such enforcement is pursued in your name and at your expense. If you are precluded from enforcing any such warranty in your name, we will, upon your request, take reasonable steps to enforce such warranty. In such circumstances, you will, within 15 days after receipt of our written demand, reimburse us for all out-of-pocket expenses incurred by us in enforcing the Supplier warranty. Any recovery resulting from any such enforcement efforts will be divided between you and us as our interests may appear.

8. EQUIPMENT RETURN REQUIREMENTS. On or before the last day of the Total Term of each Lease (and any other time you are required to return Equipment to us under the terms of this Agreement or any Schedule), you will pack the Equipment to be returned to us in accordance with the Supplier's guidelines and deliver such Equipment to us at any destination reasonably designated by us. When you return the Equipment to us, you also must return all copies of any Software (including any certificate of authenticity, end user license agreement, any CD-ROM, diskettes or other media relating to the Software

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and any other materials delivered with the Software) to us. All dismantling, packaging, transportation, in-transit insurance and shipping charges will be borne by you. All Equipment must be returned to us in the same condition and working order as when delivered to you, reasonable wear and tear excepted and must qualify for maintenance service by the Supplier at its then standard rates for Equipment of that age, if available. You will be responsible for, and will reimburse us promptly on demand for, any cost incurred by us to qualify the Equipment for the Supplier's maintenance service or, if not available, to return the Equipment to good working condition, reasonable wear and tear excepted.

9.   EQUIPMENT USE AND MAINTENANCE.   You are solely responsible for the
selection, installation, operation and maintenance of the Equipment and all costs related to such selection, installation, operation and maintenance, including shipping charges. You agree at all times to operate and maintain the Equipment in good working order, repair, condition and appearance, ordinary wear and tear excepted, and in accordance with the Supplier's specifications and recommendations. On reasonable prior written notice to you, we and our agents will have the right, during your normal business hours and subject to Lessee's reasonable security and confidentiality requirements, to enter the premises where the Equipment is located for the purpose of inspecting the Equipment and observing its use. If we have provided to you any tags or identifying labels, you will, at your expense, affix and maintain them in a prominent position on each item of Equipment to indicate our ownership of the Equipment. Except in the case of personal computers (/e.g/., workstations, desktops and notebooks) and related items of peripheral equipment (/e.g/., monitors, printers and docking stations) and Software, you will, at your expense, enter into and maintain and enforce at all times during the Total Term of each Lease a maintenance agreement to service and maintain the related Equipment, upon terms and with a provider reasonably acceptable to us.

10. EQUIPMENT OWNERSHIP; LIENS; LOCATION. As between you and us, we are the sole owner of the Equipment and have sole title to it. You agree that you will not make any representation to any third-party inconsistent with our sole ownership of the Equipment. You agree that you will not pledge or encumber the Equipment or our interest in the Equipment in any way and will keep the Equipment free of all levies, security interests, liens or encumbrances, except those created by or through us. The Equipment will remain our personal property whether or not affixed to realty and will not become a fixture or be made to become a part of any real property on which it is placed without our prior written consent. You agree to maintain the Equipment so that it may be removed from any building in which it is placed without any damage to the building or the Equipment. You may relocate any Equipment from the Equipment Location specified in the applicable Schedule to another of your business locations within the same country upon prior written notice to us specifying the new Equipment Location, provided you remain in possession and control of the Equipment. "Equipment Location" means, as to any Equipment, the address at which such Equipment is located from time to time, as originally specified in the applicable Schedule and as subsequently specified in any notice delivered to us pursuant to this Section 10, if applicable.

11. ALTERATIONS AND ADDITIONS TO EQUIPMENT. You will not make any alterations or additions to the Equipment, except those that (a) will not void any warranty made by the Supplier of the Equipment, result in the creation of any security interest, lien or encumbrance on the Equipment or impair the value or use of the Equipment either at the time made or at the end of the Total Term of the applicable Lease, and that are readily removable without damage to the Equipment ("Optional Additions"), or (b) are required by any applicable law, regulation or order. All additions to the Equipment or repairs made to the Equipment, except Optional Additions, become a part of the

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Equipment, except Optional Additions, become a part of the Equipment and our property at the time made; Optional Additions which have not been removed prior to the return of the Equipment will become our property upon such return.

12. INSURANCE. You agree to keep the Equipment insured at your expense against all risks of loss from any cause whatsoever, including without limitation, theft and damage. You agree that such insurance will name us as a loss payee and cover not less than the Stipulated Loss Value (as defined in Section 13) of the Equipment. You also agree that you will carry commercial general liability insurance in an amount specified in the Addendum for the applicable country and cause us and our affiliates to be named additional insureds under such insurance. Each policy will provide that the insurance cannot be canceled
without at least 30 days prior written notice to us.   You agree to provide us
with certificates or other evidence of such insurance promptly when requested.

13.  RISK OF LOSS.   In the event any Equipment is condemned, taken, lost,
destroyed, stolen or damaged beyond repair ("Casualty Loss") prior to its return to us, on the next Rent payment date you will, at your option, either (a) pay us an amount ("Stipulated Loss Value") equal to the sum of (i) all Rent and other amounts due and owing with respect to such Equipment as of the date of payment of such amount, plus (ii) the Casualty Value of such Equipment, or (b) substitute and replace each item of Equipment suffering the Casualty Loss with an item of Equipment manufactured or licensed by the same manufacturer or licensor that is substantially equivalent or better, has equal or greater capabilities and equal or greater fair market value ("Substitute Equipment").
If you elect to pay the Stipulated Loss Value of Equipment suffering a Casualty Loss, upon our receipt in full of such payment the applicable Lease will terminate as it relates to such Equipment and, except as provided in Section 24, you will be relieved of all obligations under the applicable Schedule as it relates to such Equipment and title to such Equipment shall be assigned and transferred to you "AS IS WHERE IS" free of all liens arising by or through Lessor. If you elect to replace Equipment suffering a Casualty Loss with items of Substitute Equipment (i) the applicable Lease will continue in full force and effect without any abatement of Rent with such Substitute Equipment after such replacement being deemed to be Equipment leased under such Lease, and (ii) you will deliver to us a bill of sale or other documentation, in either case in form and substance satisfactory to us, representing and warranting that you have transferred to us good and marketable title to all Substitute Equipment, free and clear of all security interests, liens, encumbrances and claims of others. In the event of any repairable damage to any Equipment, the Lease will continue with respect to that Equipment without any abatement of Rent and you will at your expense promptly cause that Equipment to be repaired to the condition it is required to be maintained in pursuant to Section 9. You agree to notify us of any Casualty Loss or repairable damage to any Equipment as soon as reasonably practicable after the date of any such occurrence. "Casualty Value" means, as to any Equipment, an amount determined as of the date of the Casualty Loss or Lessee Default in question pursuant to a "Table of Casualty Values" attached to the applicable Schedule or, if no "Table of Casualty Values" is attached to the applicable Schedule, an amount equal to the sum of (i) the present value as of the date of the Casualty Loss or Lessee Default in question (discounted at (a) with respect to Leases and Financings executed pursuant to the US Addendum only,a rate of interest equal to the Two Year Treasury Note Yield as of the date of commencement of the applicable Lease or Financing or (b) with respect to Leases and Financings executed pursuant to any other Addenda, a rate of interest equal to the applicable country's Two Year Swap Rate as of the commencement of the applicable Lease or Financing (the "Discount Rate")) of all Rent payments payable after such date through the scheduled date of expiration of the then applicable term, plus (ii) the present value as of the date of the Casualty Loss or Lessee Default in question (discounted at the Discount Rate from the scheduled date of expiration of the then applicable term) of an amount determined by multiplying the applicable casualty percentage specified below by the Total Cost of such Equipment. The applicable casualty percentage will be 35% for Equipment having an Initial Term of less than 24 months; 30% for Equipment having an Initial Term

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

of 24 months or greater, but less than 36 months; 25% for Equipment having an Initial Term of 36 months or greater, but less than 48 months; and 20% for Equipment having an Initial Term of 48 months or greater.

14. TAXES. We will report and pay all license and registration fees and all taxes, fees, levies, imposts, duties, assessments, charges, customs duties and withholdings of any nature whatsoever, however designated (including any value added taxes, transfer, sales, use, gross receipts, business, occupation, excise, personal property, real property, stamp duties or other taxes) ("Taxes") now or after the date of this Agreement imposed or assessed by any governmental body, agency or taxing authority upon the purchase, ownership, delivery, installation, leasing, rental, use or sale of the Equipment, the Rent or other charges payable under this Agreement, or otherwise upon or in connection with any Lease or Financing, whether assessed on us or you, other than any such Taxes required by law to be reported and paid by you. You agree to promptly reimburse us for all such Taxes paid by us, together with any penalties or interest in connection with such Taxes attributable to your acts or failure to act, excluding Taxes (a) on or measured by our overall gross or net income or items of tax preference,
(b) attributable to the period after the return of Equipment under a Lease to us, and (c) imposed as a result of a sale or other transfer by us of any portion of our interest in any Lease or Financing or in any Equipment except for a sale or other transfer to you or a sale or other transfer occurring after and during the continuance of any Lessee Default.

15. GENERAL INDEMNITY. You agree to indemnify and hold harmless us, our employees, officers, directors, agents and assignees and, if requested by us, defend us, our employees, officers, directors, agents and assignees, from and against any and all claims, actions, suits, proceedings, costs, expenses (including, without limitation, court costs, witness fees and attorneys' fees), damages, obligations, judgments, orders, penalties, fines, injuries, liabilities and losses, including, without limitation, actions based upon our strict liability in tort ("Claims") arising directly or indirectly out of or in connection with any matter involving this Agreement, the Equipment or any Lease or Financing. Notwithstanding the foregoing, in no event shall Lessee be required to indemnify Lessor from and against any Claims relating, directly, to the gross negligence or willful misconduct of Lessor or any of its assignees under Section 22 of the Agreement.

16. COVENANT OF QUIET ENJOYMENT.   So long as no Lessee Default or Potential
Lessee Default has occurred and is continuing, neither we nor any party acting or claiming through us, by assignment or otherwise, will disturb your quiet enjoyment of the Equipment during the Total Term of the related Lease.

17. DISCLAIMERS AND YOUR WAIVERS. YOU LEASE THE EQUIPMENT FROM US "AS IS, WHERE IS". IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT (A) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 16, WE MAKE ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY, OPERATION, OR CONDITION OF ANY EQUIPMENT OR FINANCED ITEMS (OR ANY PART OF ANY EQUIPMENT OR FINANCED ITEMS), THE MERCHANTABILITY OR FITNESS OF EQUIPMENT OR FINANCED ITEMS FOR A PARTICULAR PURPOSE, OR ISSUES REGARDING PATENT INFRINGEMENT, TITLE AND THE LIKE; (B) WE WILL NOT BE DEEMED TO HAVE MADE, BE BOUND BY OR LIABLE FOR, ANY REPRESENTATION, WARRANTY OR PROMISE MADE BY THE SUPPLIER OF ANY EQUIPMENT OR FINANCED ITEMS (EVEN IF WE ARE AFFILIATED WITH SUCH

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

SUPPLIER); (C) WE WILL NOT BE LIABLE FOR ANY FAILURE OF ANY EQUIPMENT OR FINANCED ITEMS OR ANY DELAY IN THE DELIVERY OR INSTALLATION OF ANY EQUIPMENT OR FINANCED ITEMS; (D) YOU HAVE SELECTED ALL EQUIPMENT AND FINANCED ITEMS WITHOUT OUR ASSISTANCE; AND (E) WE ARE NOT A MANUFACTURER OF ANY EQUIPMENT. IT IS FURTHER AGREED THAT WE WILL HAVE NO LIABILITY TO YOU, YOUR CUSTOMERS, OR ANY THIRD PARTIES FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY SCHEDULE OR CONCERNING ANY EQUIPMENT OR FINANCED ITEMS, OR FOR ANY DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR, EXCEPT TO THE EXTENT CONSTITUTING A LESSOR DEFAULT (AS DEFINED IN SECTION
19), OUR NEGLIGENCE; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT WILL DEPRIVE YOU OF ANY RIGHTS YOU MAY HAVE AGAINST ANY PERSON OTHER THAN US. YOU AND WE AGREE THAT THE LEASES AND THE FINANCINGS WILL BE GOVERNED BY THE EXPRESS PROVISIONS OF THIS AGREEMENT AND THE OTHER FUNDAMENTAL AGREEMENTS (AS DEFINED IN
SECTION 18) AND NOT BY THE CONFLICTING PROVISIONS OF ANY OTHERWISE APPLICABLE LAW. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, YOU WAIVE ANY RIGHTS AND REMEDIES CONFERRED UPON A LESSEE NOW OR AFTER THE DATE OF THIS AGREEMENT CONFERRED BY STATUTE OR OTHERWISE, IN EITHER CASE THAT ARE INCONSISTENT WITH OR THAT WOULD LIMIT OR MODIFY OUR RIGHTS SET FORTH IN THIS AGREEMENT. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL LESSEE OR ANY LESSEE AFFILIATE BE LIABLE TO LESSOR FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, OR ANY SCHEDULE OR CONCERNING ANY EQUIPMENT OR FINANCED ITEMS EXCEPT THAT ANY RENT OR RESIDUAL VALUE OF AN ITEM OF EQUIPMENT (OR OTHER
COMPONENT OF THE STIPULATED LOSS VALUE OR LESSOR'S TOTAL COST) DUE OR TO BECOME DUE AND OWING BY LESSEE UNDER ANY LEASE SHALL NOT BE DEEMED TO BE INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES.

18. YOUR WARRANTIES. You represent, warrant and covenant to us that: (a) ALL EQUIPMENT WILL BE USED FOR BUSINESS PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES; (b) you are duly organized, validly existing and in good standing under applicable law; (c) you have the power and authority to enter into each of this Agreement, each Advance Pricing Agreement, each Schedule and Acceptance Certificate and all other related instruments and documents (collectively, "Fundamental Agreements"); (d) all Fundamental Agreements are enforceable against you in accordance with their terms and do not violate or create a default under any instrument or agreement binding on you; (e) to the best of your knowledge, there are no pending or threatened actions or proceedings before any court or administrative agency that could have a material adverse effect on you or any Fundamental Agreement, unless such actions are disclosed to us and consented to in writing by us; (f) you will comply in all material respects with all laws and regulations the violation of which could have a material adverse effect upon the Equipment or your performance of your obligations under any Fundamental Agreement; (g) each Fundamental Agreement will be effective against all of your creditors under applicable law and will raise no presumption of fraud and (h) all financial statements and other related information furnished by you will be prepared in accordance with generally accepted accounting principles and will fairly present your financial position as of the dates given on such statements.

19. DEFAULT. Any of the following will constitute a default by you (a "Lessee Default") under this Agreement and all Leases and Financings: (a) you fail to pay any Rent payment or any other amount payable to us under this Agreement or any Schedule within 15 days after its due date, (b) you default on or breach any of the other terms and conditions of any Fundamental Agreement or any other material agreement by and between you and us (a "Material Agreement"), and fail to cure such default or breach within 10 days after written notice of such default or breach from us; (c) any representation or warranty made by you in any Material Agreement or any statement contained in any application for credit, financial statement or financial data required to be provided by you in connection with any Lease or Financing proves to be false, incorrect or misleading in any material respect when made or reaffirmed; (d) circumstances arise where you or any guarantor of all or any portion of your obligations under this Agreement or any Lease or Financing ("Guarantor") become or are likely to become subject to any form of bankruptcy, insolvency or other administration, whether voluntary or involuntary (and, if such proceeding is involuntary, it is not dismissed within 60 days after the date such proceeding is filed), or fail generally to pay your respective debts as they become due; (e) any change occurs in relation to your or Guarantor's business, management or financial condition that would have a material adverse effect on your ability to perform your obligations under this Agreement or any Schedule or Guarantor `s ability to perform its obligations under its guaranty; (f) any letter of credit or guaranty issued in support of a Lease or Financing is revoked, breached, cancelled or terminated (unless consented to in advance by us); (g) any Guarantor fails to fulfil its obligations in favor of us pursuant to its guaranty; or (h) any Equipment is levied against, seized or attached and such levy, seizure or attachment is not cured within 30 days. Any event which, with the giving of notice, passage of time or both, would constitute a Lessee Default will constitute a potential Lessee Default by you ( a "Potential Lessee Default") under this Agreement and all Leases and Financings.

  If we breach of our covenant of quiet enjoyment in Section 16 and fail to cure such breach within 10 days after notice of such breach from you, it will constitute a default by us ("Lessor Default") under this Agreement and the applicable Lease(s) or Financing(s).

20. REMEDIES. If a Lessee Default occurs, we may, in our sole discretion, exercise one or more of the following remedies: (a) declare all amounts due and to become due under any or all Leases, and/or declare all amounts due and unpaid under any or all Financings, together with the outstanding principal amounts in respect of such Financings (whether or not otherwise then due and payable), to be immediately due and payable; or (b) terminate this Agreement or any Lease or Financing; or (c) take possession of or render unusable, any Equipment wherever located, without demand and without any court order or other process of law in accordance with your reasonable security procedures, and no such action will constitute a termination of any Lease; or (d) require you to deliver the Equipment to a location specified by us; or (e) declare the Stipulated Loss Value for any or all Equipment to be due and payable as liquidated damages for loss of a bargain and not as a penalty and in lieu of any further Rent payments under the applicable Lease or Leases; or (f) proceed by court action to enforce performance by you of any Lease or Financing and/or to recover all damages and expenses incurred by us by reason of any Lessee Default; or (g) terminate any other agreement that we may have with you; or (h) exercise any other right or remedy available to us at law or in equity. Also, you agree to pay us all costs and expenses that we may incur to maintain, safeguard or preserve the Equipment, and other expenses incurred by us in enforcing any of the terms, conditions or provisions of this Agreement (including, without limitation, court costs, reasonable legal fees and collection agency costs). Upon repossession or surrender of any Equipment, we will lease, sell or otherwise dispose of the Equipment in a manner that complies with the commercial law of the country of the Equipment Location, and apply the net proceeds thereof to the amounts owed to us under this Agreement; provided, however, that you will remain liable to us for any deficiency that remains after any sale or lease of such Equipment. Any proceeds of any sale or lease of such Equipment in excess of the amounts owed to us under this Agreement will be retained by us. paid to

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

you. You agree that with respect to any notice of a sale required by law to be given, 10 days notice will constitute reasonable notice. Upon payment of all past due Rent and the Stipulated Loss Value as provided in clause (e) above, together with interest at the rate of 1-1/2% per month (or such lesser rate as is the maximum rate allowable under applicable law) from the date declared due until paid, we will transfer to you all of our interest in the Equipment for which such Rent and Stipulated Loss Value has been paid, which transfer will be on an "AS IS, WHERE IS" basis, without any warranty, express or implied, from us, other than the absence of any liens or claims by or through us. These remedies are cumulative of every other right or remedy given under this Agreement or now or after the date of this Agreement existing at law or in equity or by statute or otherwise, and may be enforced concurrently with such other rights or remedies or from time to time.
  If a Lessor Default occurs, your sole and exclusive remedy will by to recover by appropriate legal proceedings any direct damages suffered by you as a result of such Lessor Default and any reasonable and necessary expenses (including, without limitation, court costs and reasonable legal fees) incurred by you in connection with such recovery.

21. PERFORMANCE OF LESSEE'S OBLIGATIONS. If you fail to perform any of your obligations under this Agreement, we have the right but not the obligation, to take any action(s) or pay any amounts that we reasonably believe are necessary for the maintenance and preservation of the Equipment and our interest in it. You agree to reimburse us immediately upon our demand for any such amounts that we pay, together with expenses (including, without limitation, reasonable legal fees and costs) incurred by us in connection with such performance.

22. ASSIGNMENT. We have the unqualified right to sell, assign, pledge, transfer, mortgage or otherwise convey any part of our interest in this Agreement, any Schedule or any Equipment, in whole or in part, without prior notice to you or your consent. If any Lease or Financing is assigned, you agree that the new owner will (a) have the same rights, powers and privileges that we have under the applicable Lease or Financing, (b) not be required to perform our obligations under such Lease or Financing, (c) have the right to receive from you all amounts due under the applicable Schedule, regardless of any claim, defense or set off you may have against us. We covenant and agree that any assignment or transfer by us or any subsequent owner will not materially change your obligations under the assigned Lease or Financing.
  With our prior written consent, which may not be unreasonably withheld, you may sublet the Equipment to another end user other than another leasing company or other competitor of us. No such sublease will relieve you of your obligations under the Lease and you will be responsible for all costs and expenses associated with such sublease. Your affiliates or independent contractors may use the Equipment at the Equipment Location provided you do not give up possession and control of the Equipment. In addition, you shall have the right to assign your rights with respect to any Lease or Financing, or sublease the Equipment leased pursuant to any Lease or Financing, to any Lessee Affiliate without the consent of us, provided that any such sublease shall (i) expressly provide that the sublessee's rights thereunder are subject and subordinate to the rights of us hereunder, and (ii) not contain any provisions which would constitute or result in any Lessee Default hereunder. No such assignment or sublease shall relieve you of any of your obligations under the applicable Schedule or this Agreement. You shall promptly notify us of any such assignment or sublease and shall execute and deliver to us or any Assignee, at your expense, such documentation as we or such Assignee may reasonably require, including documentation to evidence and put third parties on notice of our or
such Assignee's interest in the Equipment.   Except as set forth in this
paragraph, You may not assign, transfer or otherwise dispose of this Agreement, any Lease or Financing, any Equipment or any interest in them.

23. FURTHER ASSURANCES. You agree to promptly sign and deliver to us any further documents and instruments (including, without limitation, your certified financial statements, officer's certificates and appropriate resolutions and opinions of counsel) and take any further action that we reasonably request in order to more effectively carry out the intent and purpose of this Agreement and any Schedule. We agree to execute and deliver to you, to the extent applicable, any termination statements that are necessary in our reasonable discretion to terminate our interests in the Equipment.

24. TERM OF AGREEMENT; SURVIVAL. This Agreement will begin and be effective upon the execution of this Agreement by both parties and will continue in effect until terminated by either party by 30 days prior written notice to the other. However, no termination of this Agreement pursuant to the preceding sentence will be effective with respect to any Lease or Financing that commenced prior to such termination until the expiration or termination of such Lease or Financing and your satisfaction of all of your obligations under this Agreement with respect to such Lease or Financing. All representations, warranties and covenants made by you under this Agreement will survive the termination of this Agreement and will remain in full force and effect. All of our rights, privileges and indemnities under this Agreement or any Lease or Financing will survive the expiration or termination of such Lease or Financing and be enforceable by us and our successors and assigns.

25. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement or any other Fundamental Agreement must be in writing and will be deemed to have been duly given if delivered personally or mailed via certified mail or a globally recognized overnight courier service, or sent by confirmed facsimile transmission, addressed as specified in the applicable Addendum (or such other address or fax number as either party may provide by notice).

26. MISCELLANEOUS.

(a) Governing Law; Consent to Jurisdiction. This Agreement and each Lease and Financing under this Agreement will be governed by the internal laws (as opposed to conflicts of law provisions) of the country of the Equipment Location. For each Lease and Financing, we and you consent to the jurisdiction of any court located within the country of the Equipment Location, and waive any objection relating to improper venue or inconvenient forum to the conduct of any proceeding in that court.
(b) Credit Review. You consent to a reasonable credit review by us for each Lease and Financing.
(c) Captions and References. The captions contained in this Agreement and any Schedule are for convenience only and will not affect the interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Addenda refer to Sections of this Agreement and Schedules and Addenda to this Agreement unless otherwise indicated.
(d) Entire Agreement; Amendments. This Agreement and all other Fundamental Agreements signed by both you and us constitute the entire agreement between you and us relating to the leasing of the Equipment and the financing of Financed Items, and supersede all prior agreements relating to the leasing of the Equipment and the financing of Financed Items, whether written or oral. These agreements may not be amended or modified except by a writing signed by you and us.
(e) No Waiver. Any failure by us to require strict performance by you, or any written waiver by us of any provision of this Agreement, will not constitute consent or waiver of any other breach of the same or any other provision of this Agreement.
(f) Invalidity. If any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(g) Counterparts. This Agreement may be executed in counterparts, which collectively will constitute one document.

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

(h) Our Reliance. We may act in reliance upon any instruction, instrument or signature reasonably believed by us in good faith to be genuine. We may assume that any of your employees who execute any document or give any written notice, request or instruction have the authority to do so.
(i) Interpretation.  In this Agreement, any reference to:
     (I) "including" or "include" means "including, but not limited to" or "including, without limitation";
     (II)      the singular includes the plural and vice versa; and
     (III) any document (including this Agreement or to any law is a reference to that document (including any attachments) or law as amended, consolidated, supplemented, novated or replaced.


IN WITNESS WHEREOF, WE AND YOU HAVE EXECUTED THIS AGREEMENT.


US: COMPAQ FINANCIAL SERVICES                   YOU:  DIGITAL ISLAND, INC.
    CORPORATION

BY:____________________________                 BY:__________________________

_______________________________                 _____________________________
       [Name and Title]                                 [Name and Title]

_______________________________                 _____________________________
            [Date]                                           [Date]

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